Exhibit 10.1

AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) made as of March 31, 2009 among PNC BANK, NATIONAL ASSOCIATION (“Lender” or “PNC”), and FRANKLIN ELECTRONIC PUBLISHERS, INC., a Pennsylvania corporation (“Franklin Inc.”); FRANKLIN ELECTRONIC PUBLISHERS (EUROPE) LTD., a United Kingdom corporation (“Franklin Ltd.”) and FRANKLIN ELECTRONIC PUBLISHERS (DEUTSCHLAND) GMBH, a German corporation (“Franklin GmbH”) (Franklin Inc., Franklin Ltd. and Franklin GmbH are referred to herein collectively as “Borrowers”, and individually as “Borrower”).

W I T N E S S E T H

A.     Lender and Borrowers have previously entered into a commercial lending relationship in accordance with the terms and conditions of a Revolving Credit and Security Agreement dated December 7, 2004, as amended by a First Amendment to Revolving Credit and Security Agreement dated December 29, 2005, an Amendment to Loan Documents dated December 22, 2006, an Amendment to Loan Documents dated March 30, 2007, an Amendment to Loan Documents dated as of December 7, 2007, Letter of Extension dated March 4, 2008 and Letter of Extension dated May 6, 2008, an Amendment to Revolving Loan and Security Agreement dated May 19, 2008, an Amendment to Loan Documents dated October 31, 2008, and Amendment Revolving Credit and Security Agreement dated December 31, 2008, as such has been further amended, supplemented or otherwise modified from time to time (the “Agreement”) pursuant to which Lender agreed to make certain extensions of credit to Borrowers on a secured basis and Borrowers have agreed to repay same, all upon the terms and subject to the conditions set forth herein;

B.     Borrowers have requested Lender and Lender has agreed to amend and waive certain covenants and definitions as set forth in the Loan Agreement, and to document such other amendments as have been approved by the Lender.

C.     Lender is willing to make such amendments and to make such other waivers, upon the terms and subject to the conditions set forth below in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Capitalized terms used in this Amendment shall have the same meanings given them in the Agreement, unless otherwise defined herein.

2.     The term “Agreement”, as defined in the preamble to the Agreement, shall be deemed to include any amendments, supplements or other modifications made thereto from time to time (including, without limitation, pursuant to this Amendment).

3.     The definition of “Base Rate” is hereby amended to read as follows:

“Base Rate” shall mean the highest of (A) the Prime Rate, and (B) the sum of the Federal Funds Open Rate plus fifty (50) basis points (.50%), and (C) the sum of the Daily LIBOR Rate plus one hundred (100) basis points (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.”

4.     The definition of “Borrowing Base Certificate” is hereby deleted in its entirety.

5.     Section 1.2 is hereby amended to include the definition of “Daily LIBOR Rate” as follows:

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Lender by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage.”

6.     The definition of “Eligible Inventory” is hereby deleted in its entirety.

7.     The definition of “Eligible Receivables” is hereby deleted in its entirety.

8.     The definition of “Federal Funds Open Rate” is hereby amended to read as follows:

“Federal Funds Open Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Lender (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Lender at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Federal Funds Open Rate without notice to the Borrowers.”

9.     Section 1.2 is hereby amended to include the definition of “KEP” as follows:

“KEP” shall mean, Kreutzfeldt Electronic Publishing GmbH, a corporation organized under the laws of Germany.

10.   Section 1.2 is hereby amended to include the definition of “LIBOR Reserve Percentage” as follows:

“LIBOR Reserve Percentage” shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

11.   The definition of “Maximum Revolving Advance Amount” is hereby amended to read as follows:

“Maximum Revolving Advance Amount” shall mean $8,500,000 with sublimits of $1,500,000 for Letters of Credit, $500,000 for foreign currency borrowings and $5,000,000 for acquisitions provided Borrowers have given evidence satisfactory to Lender, in its sole discretion, that Funded Debt to EBITDA is less than 2.25.

12.   Section 1.2 is hereby amended to include the definition of “Minimum Margin Request” as follows:

“Each Borrower may request an Advance, so long as at such time an Advance is made such Borrower provide evidence to Lender of compliance with the Minimum Margin Requirements.”

13.   Section 1.2 is hereby amended to include the definition of “Minimum Margin Requirements” as follows:

“Any Advance made to Borrowers shall, at all times, be fully secured by all cash, all money market accounts, all certificates of deposit and/or all similar investment accounts held by, in the possession of, deposited with or in the custody of the Lender, in accordance with the margin percentages set forth under Exhibit A attached hereto. Upon Lender’s request, Borrowers shall deposit additional cash into an account or similar investment held by the Lender in accordance with the security requirements established herein. Borrowers’ failure to, at all times, comply with the security requirements established herein shall constitute an Event of Default under Section 10.5 of the Agreement.”

14.   Section 1.2 is hereby amended to include the definition of “Prime Rate” as follows:

“Prime Rate” shall mean the rate publicly announced by the Lender from time to time as its prime rate. The Prime Rate is determined from time to time by the Lender as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Lender to any particular class or category of customers.

15.   The definition of “Receivables Advance Rate” is hereby deleted in its entirety.

16.   The definition of “Revolving Interest Rate” is hereby substituted by the term “Rate of Interest” in each instance in which it appears under the Agreement and shall read as follows:

“Rate of Interest” shall mean the interest rate determined as follows:

Each advance outstanding under the Note will bear interest at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (each, an “Option”):

(i) Base Rate Option. A rate of interest per annum which is at all times equal to the Base Rate. If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any advance to which the Base Rate Option applies will change automatically without notice to the Borrower, effective on the date of any such change. There are no required minimum interest periods for advances bearing interest under the Base Rate Option.

(ii) LIBOR Option. A rate per annum equal to (A) LIBOR plus (B) two hundred (200) basis points (2.00%), for the applicable LIBOR Interest Period.

17.   Section 2.1 is hereby amended to read as follows:

“Each Borrower may make a Minimum Margin Request for an Advance so long as at such time a Minimum Margin Request is made such Borrower provide evidence to Lender of compliance with the Minimum Margin Requirement, such evidence shall include, but shall not limited to, such documents as may be requested by Lender in form and substance reasonably satisfactory to Lender.”

18.   Section 2.12 is hereby amended to read as follows:

“2.12 Use of Proceeds Borrowers shall apply the proceeds of Advances to (i) pay fees and expenses relating to this transaction, (ii) to provide for its working capital needs and other reasonable needs for corporation purposes (which shall not include the purchase of Borrower’s common stock) and (iii) provide cash advance not to exceed $5,000,000 to be used for acquisitions provided Borrowers have obtained Lender’s express written consent to any such acquisition and have given evidence satisfactory to Lender, in its sole discretion , that Funded Debt to EBITDA is less than 2.25.”

19.   Section 6.7 entitled Fixed Charge Coverage Ratio is hereby amended to read as follows:

“6.7 Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter, on a rolling four-quarter basis, a minimum Fixed Charge Coverage Ratio of no less than 1.25x to 1.0, provided however, that for the fiscal quarter ending March 31, 2009 only, such minimum Fixed Charge Coverage Ratio shall be no less than .60x to 1.0. The minimum Fixed Charge Coverage Ratio shall revert back to the required 1.25x to 1.0 level for the fiscal quarter ending June 30, 2009 and for each fiscal quarter thereafter without the necessity of entry into any further documentation. For the quarterly testing as of March 31, 2009 only, the EBITDA calculation shall permit the add-back of the non-cash items, provided such non-cash items do not exceed $516,000 of KEP goodwill write-off and such non-cash items shall not exceed $732,000 of the Roledex trademark write-off for the fiscal quarter ending March 31, 2009. For the fiscal quarter ending March 31, 2009, the adjusted EBITDA shall carry forward for the calculation on each rolling quarterly basis ending June 30, 2009, September 30, 2009 and December 31, 2009.”

20.   Section 6.13 entitled Dividends is hereby substituted and replaced by Section 7.15. Section 7.15 shall read as follows:

“7.15 Dividends. Borrowers shall not declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrowers (including dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock of Borrowers.”

21.   Article VI is hereby amended to add the following Section 6.14:

“6.14 Repurchase Program. Lender hereby consents to Franklin Inc., to execute up to, but not to exceed, $1,000,000 of a board approved stock repurchase plan, provided that Franklin Inc., evidences and maintains, at all times, $3,000,000 of unencumbered liquidity of cash, cash equivalents and/or short term investments held for less than one year, to be reported on a monthly basis and so long as no Event of Default or Default shall have occurred. If Franklin Inc. executes a board approved stock repurchase plan, it shall do so in accordance with the Safe Harbor Provisions of SEC Rule 10b-18 of the Exchange Act and provide evidence of such compliance in the form of a legal opinion, provided by its SEC legal counsel, which such legal opinion shall be in form and substance reasonably satisfactory to the Lender.

22.   Section 9.2 is hereby amended to read as follows:

“9.2 Schedules. Deliver to Lender on a quarterly basis (a) accounts receivable ageings and (b) Inventory reports. In addition, Borrowers will deliver to Lender at such intervals as Lender may require: (i) confirmatory assignment schedules, (ii) copies of Customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Lender may require including, without limitation, trial balances and test verifications. Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Lender and executed by Borrowers and delivered to Lender from time to time solely for Lender’s convenience in maintaining records of the Collateral, and such Borrower’s failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender’s Lien with respect to the Collateral.

23.   Waiver of Section 10.9:

The Lender hereby waives any Event of Default caused by the bankrupt or insolvent status of KEP, a subsidiary of Franklin Inc.

24.   Representations. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

(a) no Event of Default, or any event which, with the giving of notice, the lapse of time, or both or the occurrence of any other condition, would constitute an Event of Default, has occurred and is continuing;

(b) the Agreement, Revolving Credit Note and each of the Other Documents, after giving effect to this Amendment and the transactions contemplated hereby, continue to be in fully force and effect and to constitute the legal, valid and binding obligations of each Borrower that is a party thereto, enforceable against each Borrower in accordance with their respective terms;

(c) the representations and warranties made by each Borrower in or pursuant to the Agreement or any Other Document, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, are each true and correct in all material respects on and as of the date hereof as though made as of such date;

(d) except as set forth in the amendment to the Franklin Inc. bylaws, as such amendment appears in the Franklin Inc. Form 8-K filed with the United States Security and Exchange Commission as of February 24, 2009, no Company has amended its Certificate of Incorporation, Bylaws or other governing documents subsequent to December 7, 2004.

25.   Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions:

(a) Lender shall have received a copy of this Amendment, duly executed and delivered on behalf of each Borrower;

(b) Lender shall have received a copy of the resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Amendment and the Agreement as amended hereby (including, without limitation, the borrowings provided for herein) certified by the Secretary or an Assistant Secretary of such Borrower, as of the date of this Amendment, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of this Amendment;

(c) Lender shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the date of this Amendment, as to the incumbency and signature of each officer signing this Amendment and any other certificate or other document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary; and

(d) Borrowers shall pay to Lender, simultaneously with the execution of this Amendment by Borrowers, an amendment fee equal to $2,000; and

(e) the Borrowers shall have paid all expenses of Lender, including, without limitation, reasonable counsel fees, in connection with the preparation, execution and delivery of this Amendment and all other documents and instruments to be executed and delivered pursuant hereto or in connection herewith, and the transactions contemplated hereby.

26.   Inconsistency. This Amendment is deemed incorporated into the Agreement. To the extent that any terms or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Agreement, the terms and provisions hereof shall control.

27.   Counterparts. This Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement.

28.   New Jersey Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts law.

29.   Enforceability. Except as amended and otherwise modified by this Amendment, the Agreement and the Other Documents shall remain in full force and effect in accordance with their respective terms.

30.   Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the Borrowers and the Lender and their respective heirs, executors administrators, successors and assigns.

31.   Amendment. Except as amended hereby, the terms and provisions of the Agreement remain uncharged and in full force and effect. Except as expressly provided herein, this Amendment shall be not constitute an amendment, waiver, consent or release with respect to any provision of the Agreement, a waiver of any default or Event of Default thereunder, or a waiver reserved). THE BORROWERS IRREVOCABLY WAIVE ANY AND ALL RIGHTS THE BORROWERS MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AMENDMENT OR THE AGREEMENT AND ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AMENDMENT OR THE AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY SUCH DOCUMENTS. THE BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING ABOUT VOLUNTARY.

32.   Headings. The headings as used in this Amendment are inserted solely for convenience of reference and shall not constitute a part of this Amendment nor affect its meaning, construction or effect.

33.   No Defense to Payment. Borrowers waive and forever release and discharge Lender, its officers, agents and employees, successors and assigns from any and all claims, actions, causes of action, suits, counterclaims, set-offs, rights and defenses against Lender (its officers, directors, agents and employees, successors and assigns), which Borrowers its successors or assigns have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever up to and including the date of this Amendment; and Borrowers represent and warrant to Lender that Borrowers have no defenses to the repayment of any or all of the Obligations and has no claims, rights of set-off or causes of action against Lender.

FRANKLIN ELECTRONIC PUBLISHERS, INC.
ATTEST:

/s/ Barbara Anderson	By:	/s/ Frank A. Musto
	Name:	Frank A. Musto

FRANKLIN ELECTRONIC PUBLISHERS (EUROPE) LTD.
ATTEST:

/s/ Barbara Anderson	By:	/s/ Frank A. Musto
	Name:	Frank A. Musto

FRANKLIN ELECTRONIC PUBLISHERS (DEUTSCHLAND) GMBH
ATTEST:

/s/ Barbara Anderson	By:	/s/ Frank A. Musto
	Name:	Frank A. Musto

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Lori S. Franzon
Name:	Lori S. Franzon, V.P.

EXHIBIT A

MAXIMUM MARGINS AGAINST THE MARKET VALUE OF NEGOTIABLE COLLATERAL

(a)	Cash or savings accounts at PNC	100%

(b)	PNC Certificates of Deposit	100%